UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2015 (August 3, 2015)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2015, Healthways, Inc. (the "Company") announced the appointment of Donato Tramuto, Chairman of the Board, as President and Chief Executive Officer of the Company effective November 1, 2015 (the "Start Date"). Mr. Tramuto will succeed Alfred Lumsdaine, Interim President and Chief Executive Officer of the Company, who will continue to serve as Chief Financial Officer of the Company following the Start Date.

Mr. Tramuto has been Chairman of the Company's Board of Directors since June 2014. Mr. Tramuto is one of the founders of Physicians Interactive Holdings, LLC ("PIH"), which was sold in 2013 to Merck & Co, Inc. Global Health Innovation Fund. He currently serves as PIH's Chief Executive Officer and Chairman, a position he has held since 2008.  PIH is a provider of online resources for healthcare information, medication samples and mobile decision support tools to healthcare professionals.  Prior to founding PIH, he served as President of the Physicians Interactive Division of Allscripts Healthcare Solutions, Inc. from 2006 to 2008.  From 2004 to 2006, Mr. Tramuto was Chief Executive Officer of i3, a global pharmaceutical services company that, prior to its sale to inVentiv Health, Inc. in 2011, was part of Ingenix (a subsidiary of UnitedHealth Group Incorporated).  Prior to joining Ingenix, Mr. Tramuto was one of the founders of Protocare, Inc., a provider of drug development services, where he served as Chief Executive Officer and President of the Protocare Sciences Division and Corporate Officer of Protocare from 1998 to 2003. Prior to co-founding Protocare, Mr. Tramuto served as General Manager/Executive Vice President of the Home Healthcare Business Unit and Corporate Vice President of Disease Management Marketing at Caremark.

In connection with Mr. Tramuto's appointment as President and Chief Executive Officer, on August 3, 2015, the Company and Mr. Tramuto entered into an employment agreement (the "Employment Agreement"), pursuant to which Mr. Tramuto will be entitled to receive the following:

•	An initial base salary of $850,000.

•	As an inducement for Mr. Tramuto to enter into the Employment Agreement and in lieu of any incentive compensation in respect of fiscal year 2015:

o
An inducement award equal to $1,250,000 in cash (which will be subject to recoupment from Mr. Tramuto in declining amounts inversely proportional to his length of employment in the event that he voluntarily terminates his employment with the Company other than for "good reason" (as defined in the Employment Agreement) or the Company terminates his employment for "cause" (as defined in the Employment Agreement)), in each case, prior to August 31, 2016.

o
If Mr. Tramuto's current employer does not make a certain retention payment scheduled to be made to Mr. Tramuto in September 2015, a cash payment from the Company in such unpaid amount, not to exceed $68,750.

o
An award of 32,051 restricted stock units ("RSUs") pursuant to the Company's Amended and Restated 2014 Stock Incentive Plan (the "Stock Incentive Plan").  This award will be subject to substantially the same terms and conditions as apply to RSUs granted to other executives under the Stock Incentive Plan, except that (i) Mr. Tramuto's RSUs will vest in three equal annual installments over the three years following the Start Date and (ii) if Mr. Tramuto's employment with the Company is terminated by the Company without "cause" or by Mr. Tramuto for "good reason," then the number of RSUs that will vest upon such termination will be prorated based on the number of months that he was employed by the Company during the three-year vesting period.

•	Commencing in respect of fiscal year 2016, a target annual cash bonus equal to 100% of base salary, with a maximum bonus opportunity equal to 200% of base salary.

•	Long-term incentive compensation in respect of the three fiscal years ending December 31, 2018, consisting in the aggregate of the following:

o	An award of 250,000 restricted stock units ("RSUs") pursuant to the Stock Incentive Plan. This award will be subject to the same terms and conditions as the award of 32,051 RSUs described above.

o
An award of market stock units ("MSUs") pursuant to the Stock Incentive Plan.  Pursuant to the terms of the MSUs, Mr. Tramuto will be entitled to receive 250,000 shares upon achievement of a 3-year annualized total shareholder return ("TSR") of 15%, 350,000 shares upon achievement of a 3-year TSR of 30% and a maximum of 450,000 shares upon achievement of a 3-year TSR of 45% (the number of shares earned between such intervals will be calculated based on a linear interpolation).  If Mr. Tramuto's employment with the Company is terminated by the Company without "cause" or by Mr. Tramuto for "good reason," then Mr. Tramuto will receive accelerated vesting of a pro rata portion of the greater of (A) 250,000 shares (the "target award"), or (B) the number of MSUs that would vest pursuant to the award agreement if the performance goals set forth in the award agreement that had been achieved as of the vesting date were in fact achieved on the end date of the performance period, as further described in Exhibit B to the Employment Agreement. If Mr. Tramuto's employment with the Company is terminated by the Company for "cause" or by Mr. Tramuto without "good reason," then all of the MSUs will be forfeited.  If Mr. Tramuto's employment with the Company terminates by reason of death or "disability" (as defined in the Employment Agreement), then the number of MSUs that will vest upon such termination will be a pro rata portion of the target award.

•	The cost of temporary housing in the Nashville, Tennessee metropolitan area for up to 18 months following the Start Date, subject to a cap of $45,000.

•	Eligibility to participate in benefits plans that are maintained by the Company for senior executive officers generally.

•	Fringe benefits and perquisites at the same level as those benefits are provided by the Company to senior executive officers generally.

Until the Start Date, Mr. Tramuto will continue to receive the compensation to which he is entitled for his service as a member of the Board of Directors of the Company.

The term of the Employment Agreement expires on December 31, 2018 and will automatically renew for successive one-year periods thereafter, unless either party gives written notice to the other party of its intention not to renew the Employment Agreement at least 90 days prior to the end of the then current term.

In the event that Mr. Tramuto's employment is terminated by the Company without "cause" or by Mr. Tramuto for "good reason," in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Tramuto will be entitled to (i) continued payment of base salary then in effect for 24 months, (ii) a pro rata portion of any annual bonus for the fiscal year in which such termination occurs, based on actual performance determined after the end of the fiscal year, and (iii) a lump sum payment equal to the Company's estimated obligation for its share of premiums for group health continuation coverage for 24 months.  All amounts contributed by the Company to the Capital Accumulation Plan ("CAP") for the benefit of Mr. Tramuto will vest upon such termination.

In the event that Mr. Tramuto's employment is terminated by the Company without "cause" or by Mr. Tramuto for "good reason" within 12 months following a "change in control" (as defined in the Employment Agreement), in addition to any accrued but unpaid benefits or obligations as of the date of termination and a pro rata portion of any annual bonus for the fiscal year in which such termination occurs, based on the greater of target or actual performance determined after the end of the fiscal year, Mr. Tramuto will be entitled to a lump sum payment equal to (i) the base salary then in effect for 30 months, (ii) the target bonus in respect of the greater of (x) the year prior to the occurrence of the change in control and (y) the year in which the termination occurs, and (iii) the Company's estimated obligation for its share of premiums for group health continuation coverage for 24 months. All amounts contributed by the Company to the CAP for the benefit of Mr. Tramuto will vest upon such termination.

In the event of termination of Mr. Tramuto's employment, the vesting and exercisability (if applicable) of all equity incentive awards held by Mr. Tramuto at the time of termination will be governed by the terms of the applicable award agreements.

For 24 months following the termination of Mr. Tramuto's employment, he will be subject to confidentiality, non-competition and non-solicitation restrictions.

The Employment Agreement also includes other customary terms, including with respect to termination for cause, death and disability. The foregoing description of the Employment Agreement and the equity awards to be granted pursuant thereto is qualified in its entirety by reference to the full text of the Employment Agreement and the related equity award agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 8.01.  Other Events.
On August 7, 2015, the Company issued a press release announcing Mr. Tramuto's appointment as President and Chief Executive Officer of the Company. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit 10.1	Employment Agreement, dated August 3, 2015, between Healthways, Inc. and Donato Tramuto

Exhibit 10.2	Form of Restricted Stock Award Agreement for Mr. Tramuto (included in Exhibit 10.1)

Exhibit 10.3	Form of Market Stock Award Agreement for Mr. Tramuto (included in Exhibit 10.1)

Exhibit 99.1	Press Release, dated August 7, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer and Interim President and Chief Executive Officer
Date:  August 7, 2015

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement, dated August 3, 2015, between Healthways, Inc. and Donato Tramuto

Exhibit 10.2	Form of Restricted Stock Award Agreement for Mr. Tramuto (included in Exhibit 10.1)

Exhibit 10.3	Form of Market Stock Award Agreement for Mr. Tramuto (included in Exhibit 10.1)

Exhibit 99.1	Press Release, dated August 7, 2015